Exhibit 10.26

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INTELLECTUAL PROPERTY ASSIGNMENT AND LICENSE AGREEMENT

RECITALS

WHEREAS, TivaMed wishes to obtain from Knowlton all of Knowlton's right, title and interest in and to certain technology used within living organisms, including all intellectual property rights therein, pursuant to the terms and conditions of this Agreement; and

WHEREAS, Knowlton wishes to provide to TivaMed rights in and to such technology, including such intellectual property rights, in consideration for the right to reacquire a certain portion of these rights, the issuance of certain shares of TivaMed common stock, the execution of a certain consulting agreement and the reimbursement of certain expenses of Knowlton, all pursuant to the terms and conditions of this Agreement.

ARTICLES

1. DEFINITIONS.

1.2 "Improvements" means any and all improvements, modifications, adaptations, revisions, enhancements, additions, or changes to any of the Transferred Technology invented, conceived of, or developed by or for, or otherwise directly attributable to the efforts of Knowlton or otherwise owned by Knowlton.

1.3 "Intellectual Property Rights" means intellectual property or proprietary rights, existing now or in the future, anywhere in the world, including, without limitation: (a) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, substitutions, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures ("Patents"); (b) all trade secrets and other rights in know-how and confidential or proprietary information throughout the world ("Trade Secrets"); (c) all copyrights, copyrights registrations, moral rights and applications therefor and all other rights corresponding thereto throughout the world ("Copyrights"); (d) all industrial designs and any registrations and applications therefor throughout the world; (e) mask works, mask work registrations and applications therefor, and all other rights corresponding thereto throughout the world ("Mask Works"); and (f) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world. Intellectual Property Rights specifically exclude Trademarks.

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1.4 "Shares" has the meaning set forth in Section 4.1.

1.5 "Software" means any and all computer software and code, including algorithms, routines, assemblers, applets, compilers, source code, object code, data, design tools and user interfaces, in any form or format, however fixed including source code listings and documentation.

1.6 "Technology" means all information and technology, tangible copies, embodiments and things, in any media of any or all of the following: (a) Software; (b) inventions (whether or not patented or patentable), improvements, and other technology; (c) databases, works of authorship, data compilations and technical data; and (d) tools, devices, prototypes, and schematics.

1.7 "Trademarks" means all rights in World Wide Web addresses and domain names and applications and registrations therefor, all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world.

1.8 "Transferred Intellectual Property Rights" means all Intellectual Property Rights owned by Knowlton embodied by the Transferred Technology and/or which would be infringed by the making, having made, using, offering for sale, selling, importing, copying, modifying, duplicating, displaying, performing, distributing or other exploitation of the Transferred Technology; Transferred Intellectual Property Rights exclude Knowlton Intellectual Property Rights. Knowlton Intellectual Property Rights means any Intellectual Property Rights not owned by Knowlton under which Knowlton has transferable rights received presently or in the future, through a grant from a third party, including without limitation those Patents and Patent Applications set forth on Exhibit A (the "Knowlton Patents and Patent Applications").

1.9 "Transferred Property" means the Transferred Technology and the Transferred Intellectual Property Rights.

1.10 "Transferred Technology" means all Technology owned by Knowlton related to the development, and commercialization of devices in the Field, and all Improvements thereto; Transferred Technology excludes all Knowlton Technology. Knowlton Technology means all clinical methods of application of the Technology and Technology not owned by Knowlton under which Knowlton, presently or in the future, has transferable rights received through a grant from a third party ("Knowlton Technology").

2. **ASSIGNMENT AND DELIVERY.** Knowlton hereby irrevocably sells, assigns, transfers, releases and conveys to TivaMed, its successors and assigns and agrees to assign, all of Knowlton's entire right, title and interest of every kind and character throughout the world in and to the Transferred Property, including all rights to causes of action and remedies related thereto (including, without limitation, the right to sue for past, present or future infringement, misappropriation or violation of rights related to the foregoing). On and after the Effective Date, Knowlton shall deliver to TivaMed all records, data or other documents relating to the Transferred Property that are in Knowlton's possession or under Knowlton's control.

3. **LICENSE GRANT.** Knowlton hereby grants to TivaMed, its successors and assigns, a perpetual, royalty-free, fully paid-up, worldwide, transferable, sublicensable, exclusive license under the Knowlton Intellectual Property Rights and the Knowlton Technology, to make, have made, use, sell, offer for sale and import any product or technology solely for use in the Field. and to practice any process, method, or procedure solely in the Field. The Knowlton Intellectual Property Rights and the Knowlton Technology shall remain the sole and exclusive property of Knowlton.

4. **CONSIDERATION.** In consideration of the sale, assignment, transfer, release and conveyance and other obligations of Knowlton under this Agreement, TivaMed hereby agrees to:

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4.1 grant to Knowlton 1,600,000 shares of common stock of TivaMed (the "Shares"), with early-exercise rights, such Shares representing at least forty percent (40%) of all outstanding shares of common stock of TivaMed on the Effective Date; and

4.2 grant to Knowlton additional shares of common stock of TivaMed consistent with a mutually agreed evergreen formula; and

4.3 obtain consulting services from Knowlton pursuant to the Consulting Agreement between the parties, dated February 10, 2006 ("Consulting Agreement") and attached hereto as Exhibit B; and

4.4 reimburse Knowlton for actual legal expenses incurred by Knowlton in connection with the negotiation and execution of this Agreement and the Consulting Agreement; and

4.5 grant to Knowlton a perpetual, sublicensable, royalty-free, fully-paid up, worldwide, exclusive license, under the Transferred Intellectual Property Rights, to copy, create derivative works from, distribute, publicly perform and display, transmit, make, have made, use, sell, offer for sale and import any product or Technology solely for use outside the Field, and to practice any process, method or procedure solely outside the Field. Knowlton shall not prosecute claims of infringement or misappropriation of any Transferred Intellectual Property Rights without TivaMed's prior written consent, such consent not to be unreasonably withheld; and

4.6 grant rights to Knowlton to file and prosecute one or more continuation, divisional and/or continuation-in-part patent applications ("Knowlton Patent Applications") of any patent applications filed that include a description of the Transferred Property as prior art ("TivaMed Patent Applications"), and include Knowlton as an inventor, for the purpose of protecting Intellectual Property Rights embodied by the Transferred Property and for use outside the Field. Knowlton shall assume prosecution and enforcement responsibilities for the Knowlton Patent Applications pursuant to the foregoing sentence, at Knowlton's expense, and TivaMed shall assign to Knowlton its entire right, title and interest of every kind and character throughout the world in and to the Knowlton Patent Applications (other than claims covering the Transferred Intellectual Property Rights). In order to establish, perfect, protect, defend and enforce Knowlton's right, title and interest in and to the Knowlton Patent Applications, upon request by Knowlton at any time, and at Knowlton's cost and expense, TivaMed shall execute all documents and instruments and do all other things deemed necessary or useful by Knowlton in establishing, perfecting, protecting, prosecuting, defending and enforcing Knowlton's proprietary Right, title and interest in the Knowlton Patent Applications; and

4.7 prominently identify, in a manner equal to senior management, Knowlton as developer and inventor of the Transferred Property and original founder of TivaMed in all public references and information releases relating to the Transferred Property. Knowlton is granted sole authorship to write and edit any private or public references concerning his name. Any other related discoveries or developments by Knowlton must appropriately cite his name in all private/public references or related publications involving TivaMed Technology.

5. **PATENTS AND PATENT APPLICATIONS OF THE TRANSFERRED PROPERTY.** In consideration of the assignment, transfer, release and conveyance and other obligations of Knowlton under this Agreement, TivaMed hereby agrees to:

5.1 file and reasonably prosecute all TivaMed Patent Applications and to maintain all patents included in the Transferred Property, at TivaMed's expense. TivaMed will provide Knowlton with copies of all correspondence with the U.S. Patent and Trademark Office (and foreign equivalents thereof) relating to the TivaMed Patent Applications reasonably in advance of any relevant deadlines therefor, and Knowlton shall have the right to review and comment upon the prosecution strategy for all such patent applications and upon the maintenance of all such patents, and to consult with TivaMed on the content of such correspondence prior to the submission of such documents to such authority. TivaMed shall use commercially reasonable efforts to include or address Knowlton's comments in filing and prosecuting the

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TivaMed Patent Applications, particularly where such comments pertain to technology or applications of Transferred Property outside the Field. If TivaMed intends to abandon any TivaMed Patent Application or cease to maintain any patent granted from a TivaMed Patent Application, it shall so notify Knowlton promptly (but in no event later than sixty (60) days in advance of any relevant deadline with respect to the prosecution or maintenance thereof) and Knowlton shall have the right, at his expense, to proceed with the prosecution of such patent application and to enforce such patent in any interference proceeding or infringement suit, and TivaMed agrees to provide reasonable assistance to Knowlton in connection therewith. If Knowlton assumes prosecution and enforcement responsibilities for a particular patent application or patent pursuant to the foregoing sentence, TivaMed shall assign to Knowlton its entire right, title and interest in and to such patent application or patent provided that Knowlton shall grant TivaMed a world-wide, fully-paid, sublicensable, royalty-free, transferable, irrevocable, exclusive, royalty-free right and license within the Field under such patent or any patent that issues from such a patent application. TivaMed acknowledges that the Transferred Property is useful both within and outside the Field and agrees not to take any action that could reasonably adversely affect Knowlton's rights under the Transferred Property outside the Field, including without limitation abandoning or canceling claims in TivaMed Patent Applications useful outside the Field, without first reviewing the action with Knowlton.

5.2 grant rights to Knowlton to recommend claims for filing and prosecution in separate divisional and/or continuation applications as Knowlton Patent Applications, including all divisional, continuation or continuation-in-part applications thereof, where such claims are useful within the Field, and outside the Field. Knowlton shall assume prosecution and enforcement responsibilities for the Knowlton Patent Applications or patents pursuant to the foregoing sentence, at Knowlton's expense, and TivaMed shall assign to Knowlton its entire right, title and interest in and to such Knowlton Patent Applications or patents (other than claims covering the Transferred Intellectual Property Rights) provided that Knowlton shall grant TivaMed a world-wide, sublicensable, irrevocable, fully-paid, exclusive, royalty-free right and license within the Field under such Knowlton Continuation Application or patent or any patent that issues from such Knowlton Patent Applications (other than claims covering the Transferred Intellectual Property Rights). In order to establish, perfect, protect, defend and enforce Knowlton's right, title and interest in and to the Knowlton Patent Applications, upon request by Knowlton at any time, and at Knowlton's cost and expense, TivaMed shall execute all documents and instruments and do all other things deemed necessary or useful by Knowlton in establishing, perfecting, protecting, prosecuting, defending and enforcing Knowlton's proprietary right, title and interest in the Knowlton Patent Applications.

5.3 grant rights to Knowlton to recommend new material and corresponding claims for filing and prosecution in separate continuation-in-part applications as Knowlton Patent Applications, including all divisional, continuation or continuation-in-part applications thereof, where such claims are useful within the Field, and outside the Field. Knowlton shall assume prosecution and enforcement responsibilities for the Knowlton Patent Applications or patents pursuant to the foregoing sentence, at Knowlton's expense, and TivaMed shall assign to Knowlton its entire right, title and interest in and to such Knowlton Patent Applications or patents (other than claims covering the Transferred Intellectual Property Rights) provided that Knowlton shall grant TivaMed a world-wide, fully-paid, irrevocable, exclusive, sublicensable, royalty-free right and license within the Field under such Knowlton Patent Applications or patents or any patent that issues from such Knowlton Patent Applications. In order to establish, perfect, protect, defend and enforce Knowlton's right, title and interest in and to the Knowlton Patent Applications, upon request by Knowlton at any time, and at Knowlton's cost and expense, TivaMed shall execute all documents and instruments and do all other things deemed necessary or useful by Knowlton in establishing, perfecting, protecting, prosecuting, defending and enforcing Knowlton's proprietary right, title and interest in the Knowlton Patent Applications.

6. PATENT ENFORCEMENT. If any patent granted from the TivaMed Patent Applications or included in the Transferred Property is infringed by a third party in any field, or if any Knowlton Intellectual Property Rights is infringed by a third party in the Field, the party to this Agreement first having knowledge of such infringement shall promptly notify the other party in writing. Such notice shall provide details of such infringement. TivaMed shall have the primary right, but not the obligation, to institute, prosecute or control

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any action or proceeding with respect to such infringement using counsel of its choice at its expense. Knowlton shall have the right to participate in such action and to be represented by counsel of his choice at his expense. If TivaMed fails to bring an action or proceeding within a period of ninety (90) days after having knowledge of that infringement then Knowlton shall have the right to bring and control any such action by counsel of his own choice, at his expense, and TivaMed shall have the right to participate in such action by counsel of its choice at its expense. If a party brings any action or proceeding hereunder, the other party agrees that it will not object to being joined as a nominal or involuntary plaintiff and to give the party bringing the action reasonable assistance and authority to control, file and prosecute the suit as necessary. If TivaMed accepts its primary right to institute, prosecute or control any action or proceeding with respect to an infringement under this section, TivaMed shall be entitled to the damages or other monetary awards recovered in the action. If Knowlton brings or controls an action pursuant to this section, Knowlton's costs and expenses shall be reimbursed first out of any damages or other monetary awards recovered in favor of the parties, and any remaining damages shall be split fifty percent (50%) to Knowlton and fifty percent (50%) to TivaMed. Any action brought or controlled by Knowlton shall not be disposed of or settled by Knowlton without TivaMed's consent, which shall not be unreasonably withheld.

7. **Representations and Warranties.** Knowlton represents and warrants to TivaMed and its successors and assigns, as follows:

7.1 Knowlton represents that he is an original founder of Thermage, Inc. ("Thermage") where he currently serves as Board Director and Chief Scientist. Knowlton represents that he currently provides consulting services to Thermage outside the Field and receives consideration from Thermage for such consulting services that includes grant of license rights to intellectual property of Thermage ("Thermage Intellectual Property License Rights"). Knowlton represents that Knowlton Technology and Knowlton Intellectual Property Rights include Thermage Intellectual Property License Rights.

7.2 Knowlton represents and warrants that Knowlton is not, as of the Effective Date, retained by any entity that manufactures or sells products for use in the Field, and Knowlton shall not accept any such retention during the term of this Agreement without the prior written approval of TivaMed. Knowlton represents and warrants that Knowlton has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Knowlton from complying with the provisions hereof, and further certifies that Knowlton will not enter into any such conflicting Agreement during the term of this Agreement.

7.3 Knowlton is the sole and exclusive owner of the Transferred Property, free of any liens, encumbrances, restrictions, or other legal or equitable claims, including any obligation to make any payments with respect to such Transferred Property. Knowlton has not granted any conflicting rights, and has not granted any third party (a) any right or option to acquire any Transferred Property or Improvements thereto, (b) any exclusive or non-exclusive licenses (or rights to such licenses) to any Transferred Property, or (c) any other right to exploit any Transferred Property. Knowlton has not granted any conflicting rights to the Knowlton Intellectual Property Rights, and Knowlton Technology.

7.4 The Transferred Property, and use of any Transferred Property in the Field and, the Knowlton Intellectual Property Rights and the use of the Knowlton Technology in the Field, do not knowingly violate, infringe or misappropriate any third party Intellectual Property Rights. Knowlton has received no notice or any other communication of any actual, possible, potential or alleged, violation, infringement or misappropriation of any third party Intellectual Property Rights, and Knowlton has any knowledge of a basis for such claims. Knowlton agrees to promptly notify TivaMed upon becoming aware of any such claims.

7.5 Knowlton has taken reasonable actions to protect Trade Secrets within the Transferred Property from disclosure and unauthorized use.

8. **Further Assurances.** The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this

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Agreement. Knowlton further agrees, promptly upon request of TivaMed, or any of its successors or assigns, to execute and deliver, without further compensation of any kind, any power of attorney, assignment, application for copyright, patent or other Intellectual Property Right protection, or any other papers which may be necessary or desirable to fully secure to TivaMed, its successors and assigns, all right, title and interest in and to the Transferred Property, and to cooperate and assist in the prosecution of any opposition proceedings involving said rights and any adjudication of the same. Further, Knowlton agrees never to assert any claims, rights or moral rights in or to any of the Transferred Property.

9. **CONFIDENTIALITY.** Knowlton agrees that the Trade Secrets and other information embodied in and/or associated with the Transferred Property is proprietary and/or or confidential ("Confidential Information"). Therefore, Knowlton agrees that he shall, in perpetuity:

9.1 continue to keep confidential all Confidential Information excepting any Confidential Information that is useful in applications outside of the Field, and shall not use Confidential Information for any purpose other than the performance of the Services hereunder, or disclose Confidential Information to any third party.

9.2 not directly or indirectly cause or permit the Confidential Information to become known to any third parties, nor disclose the Confidential Information to any other person, corporation or other business entity except as may be permitted under this Agreement or as may be otherwise agreed upon by the parties. However, Knowlton is granted the right to provide copies of this Agreement and the Consulting Agreement for purposes of due diligence to other third parties who are considering business relationships with Knowlton in applications outside the Field;

10. **INDEMNITY.** TivaMed shall defend, indemnify and hold harmless Knowlton from all losses (including reasonable attorney's fees and court costs) resulting from claims made against Knowlton as a result of or otherwise relating to performance under this Agreement and the Consulting Agreement, with the understanding that this obligation shall not apply to loss or damage to the extent caused by the breach of this Agreement or the Consulting Agreement, or willful misconduct of Knowlton, provided Knowlton promptly notifies TivaMed of any claim, TivaMed has sole control of the defense and settlement of the claim, and Knowlton provides reasonable assistance to Company for the resolution of the claim, at Company's expense.

11. **MISCELLANEOUS.**

11.1 Assignment. TivaMed may assign any of its rights and delegate any of its obligations under this Agreement or this Agreement to any third party. Knowlton may not assign or delegate, whether voluntarily or by operation of law, any of his rights or obligations under this Agreement, except with the prior written consent of TivaMed. Notwithstanding the foregoing sentence, Knowlton may assign any license granted by TivaMed to Knowlton hereunder upon written notice to TivaMed; provided that such assignee promptly agrees in writing to be bound by the applicable terms and conditions of this Agreement. This Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of the parties' respective successors and assigns. Any assignment in violation of this Section 11.1 will be null and void.

11.2 No Restrictions on Knowlton Medical Practice. Nothing in this Agreement will be interpreted or construed in any manner that will result in any restrictions on any practice of medicine by Knowlton. TivaMed shall not prosecute claims of infringement or misappropriation of any Transferred Intellectual Property Rights against any practice of medicine by Knowlton.

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11.3 Notices. Any notice required or permitted under the terms of this Agreement or required by law must be in writing and must be delivered (a) in person, or (b) by first class registered mail, or air mail, as appropriate, posted and fully prepaid to the appropriate address set forth in the preamble to this Agreement. Notices will be considered to have been given at upon receipt. Either party may change its address for notice by notice to the other party given in accordance with this Section.

11.4 Governing Law. This Agreement will be interpreted and construed in accordance with the laws of the State of California and the United States of America, without regard to conflict of law principles. All disputes arising out of this Agreement will be subject to the exclusive jurisdiction of the state and federal courts located in Santa Clara County, California, and each party hereby consents to the personal jurisdiction thereof.

11.5 Construction. The captions and paragraph headings in the Agreement are for convenience and reference only and are not to be considered a part of the Agreement or to be used in determining the intent or content of the Agreement. This Agreement has been negotiated by the parties and their respective counsel. Accordingly, this Agreement will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party.

11.6 Severability. If any term, condition, or provision in this Agreement is found to be invalid, unlawful or unenforceable to any extent, the parties shall endeavor in good faith to agree to such amendments that will preserve, as far as possible, the intentions expressed in this Agreement. If the parties fail to agree on such an amendment, such invalid term, condition or provision will be severed from the remaining terms, conditions and provisions, which will continue to be valid and enforceable to the fullest extent permitted by law.

11.7 Waiver. Any waiver of the provisions of this Agreement or of a party's rights or remedies under this Agreement must be in writing to be effective. Failure, neglect, or delay by a party to enforce the provisions of this Agreement or its rights or remedies at any time, will not be construed as a waiver of such party's rights under this Agreement and will not in any way affect the validity of the whole or any part of this Agreement or prejudice such party's right to take subsequent action. No exercise or enforcement by either party of any right or remedy under this Agreement will preclude the enforcement by such party of any other right or remedy under this Agreement or that such party is entitled by law to enforce.

11.8 Entire Agreement. This Agreement and the Consulting Agreement between the parties dated February 10, 2006 (including the Exhibits and any addenda hereto and thereto signed by the parties) contain the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the parties with respect to said subject matter. This Agreement may not be amended, except by a writing signed by both parties.

11.9 Counterparts. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party. The original signature copy shall be delivered to the other party by express overnight delivery. The failure to deliver the original signature copy and/or the non-receipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

TivaMed, Inc.

[signature]

Signature

Jonathan Parmer

Printed Name

President & CEO

Title

2/10/06

Date

Edward W. Knowlton MD

Signature

Printed Name

Date

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EXHIBIT A

KNOWLTON PATENTS AND PATENT APPLICATIONS

"Knowlton Patents" shall include, without limitation, the following patents:

United States Patent number 5,660,836

United States Patent number 5,755,753

United States Patent number 5,871,524

United States Patent number 5,919,219

United States Patent number 5,948,011

United States Patent number 6,241,753

United States Patent number 6,311,090

United States Patent number 6,350,276

United States Patent number 6,377,854

United States Patent number 6,377,855

United States Patent number 6,381,497

United States Patent number 6,381,498

United States Patent number 6,387,380

United States Patent number 6,405,090

United States Patent number 6,425,912

United States Patent number 6,427,089

United States Patent number 6,430,446

United States Patent number 6,438,424

United States Patent number 6,453,202

United States Patent number 6,461,378

United States Patent number 6,470,216

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EXHIBIT A (continued)

KNOWLTON PATENTS AND PATENT APPLICATIONS

"Knowlton Patent Applications" shall include, without limitation, the following patent applications:

United States Patent Application number 08/942,274 → patent # 6,425,912

United States Patent Application number 10/026,870

United States Patent Application number 10/341,023

United States Patent Application number 10/404,250

United States Patent Application number 10/404,413

United States Patent Application number 10/404,414

United States Patent Application number 10/404,883

United States Patent Application number 10/404,971

United States Patent Application number 10/447,187

United States Patent Application number 10/620,311

United States Patent Application number 10/783,974

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EXHIBIT B

CONSULTING AGREEMENT

[Attached on the next page.]

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07/09/2005 14:54 7778839 LINDA KNOWLTON PAGE 03

11.8 Entire Agreement. This Agreement and the IP Assignment and License Agreement (including the Exhibits and any addenda hereto and thereto signed by the parties) contain the entire agreement of the parties with respect to the subject matter of this Agreement and supersede all previous communications, representations, understandings and agreements, either oral or written, between the parties with respect to said subject matter. This Agreement may not be amended, except by a writing signed by both parties.

11.9 Counterparts. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party. The original signature copy shall be delivered to the other party by express overnight delivery. The failure to deliver the original signature copy and/or the non-receipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

TivaMed, Inc.	Edward W. Knowlton, MD
______________	Edward W. Knowlton MD
Signature	Signature
______________	EDWARD W. KNOWLTON MD
Printed Name	Printed Name
______________	
Title	
______________	2/10/06
Date	Date

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CONSULTING AGREEMENT

1. Services. Subject to the terms and conditions of this Agreement, Consultant shall provide to TivaMed the services described in Section 1 of Exhibit A ("Services"). Consultant shall coordinate his work efforts and regularly report his progress in performing the Services to the individual set forth in Section 2 of Exhibit A. Services shall be performed at one or more locations as agreed to by the parties.

2. Consideration. In consideration for Consultant's performance of its obligations under this Agreement, TivaMed shall:

(a) pay Consultant the fees set forth in Section 3 of Exhibit A ("Fees"); and

(b) provide Consultant with a Thermage® ThermaCool™ system and ThermaCool™ system components to include an adequate number of ThermaTips™ of a type appropriate to the research and development activities under this Agreement, upon request of Consultant and at no cost to Consultant, solely for use by Consultant for the performance of research and development activities under this Agreement; and

(c) pay reasonable expenses incurred by Consultant in providing services under this Agreement ("Related Expenses"), the Related Expenses including without limitation the actual cost of all equipment, supplies, material, and consumables used in providing Services, and the actual cost of travel and related medical meetings.

Such consideration will accrue only after this Agreement has been executed, and no payments will be made unless and until TivaMed has competed its Series A Financing.

3. Nature of Relationship. The relationship of the parties under this Agreement is that of independent contractors. Under this Agreement, Consultant shall not act as or be deemed to be an employee, agent, partner, franchisee or legal representative of the TivaMed for any purpose (including, without limitation, for the purposes of any employee benefit program, income tax withholding, FICA taxes, unemployment benefits or otherwise). Consultant shall have no right, power or authority to create any obligation or responsibility on behalf of TivaMed, except with TivaMed's prior written consent. Subject to Article 4, TivaMed acknowledges that Consultant may provide consulting services to one or more third parties during the term of this Agreement. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon. Consultant further agrees to indemnify TivaMed and hold it harmless to the extent of any obligation imposed on TivaMed (i) to pay in withholding taxes or similar items or (ii) resulting from Consultant's being determined not to be an independent contractor.

4. Confidentiality.

4.1 "Confidential Information" means any TivaMed proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customers,

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customer lists, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed by TivaMed either directly or indirectly in writing, orally or by drawings or inspection of any tangible object. Confidential Information shall also include any information of a third party that is in the possession of TivaMed and is disclosed to Consultant under this Agreement and identified as Confidential Information at such time of disclosure. Confidential Information does not include information that (a) is known to Consultant at the time of disclosure to Consultant by TivaMed without any duty of confidentiality as evidenced by written records of Consultant, (b) has become publicly known and made generally available through no act or omission of Consultant, or (c) has been rightfully received by Consultant without a duty of confidentiality from a third party who is authorized to make such disclosure d) Information useful to other related applications outside of Field.

4.2 Non-Use and Non-Disclosure. Consultant shall not (a) use TivaMed's Confidential Information for any purpose other than the performance of the Services on behalf of TivaMed, or (b) disclose TivaMed's Confidential Information to any third party. Consultant further shall take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information including, but not limited to, having each employee of Consultant, if any, with access to any Confidential Information, execute a nonuse and nondisclosure agreement at least as protective of TivaMed and the Confidential Information as this Agreement.

4.3 Confidential Information of Third Parties. Consultant shall not improperly use or disclose any proprietary information or trade secrets of any third party with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant, if any, and that Consultant shall not bring onto the premises of TivaMed any unpublished document or proprietary information belonging to any such third party except with TivaMed's prior written consent.

4.4 Return of Property. Upon TivaMed's written request, Consultant shall return to TivaMed documents and other tangible objects containing or representing Confidential Information and all copies thereof which are in the possession or control of Consultant, the documents and other tangible objects for return to be specifically identified in TivaMed's written request. Each party shall delete from its electronic storage all copies or files relating to the same.

5. Conflicting Obligations. Consultant represents that he is an original founder of Thermage, Inc. where he currently serves as Board Director and Chief Scientist. Consultant represents and warrants that Consultant is not, as of the Effective Date, retained by any entity that manufactures or sells products for use in the Field (as defined in Exhibit A), and Consultant shall not accept any such retention during the term of this Agreement without the prior written approval of TivaMed. Consultant represents and warrants that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting Agreement during the term of this Agreement.

6. Inventions. During the term of the Agreement, Consultant shall promptly and fully disclose to TivaMed any and all inventions, improvements, discoveries, developments, devices, models, prototypes, works of authorship, computer programs conceived, developed or reduced to practice by Consultant during the course of providing services in the Field during the term of this Agreement (collectively, the "Inventions"). Consultant shall treat all of the Inventions as the Confidential Information and proprietary property of TivaMed. Consultant hereby assigns, and agrees to assign to TivaMed and its successors and assigns, without further consideration, Consultant's entire right, title and interest in and to the Inventions (whether or not patentable) and all intellectual property rights therein. Protection of the Inventions and any

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licensing of rights under the Inventions between the parties are addressed in an Intellectual Property Assignment and License Agreement between the parties.

7. Related Inventions. During the term of the Agreement, Consultant shall fully disclose to TivaMed any and all inventions, improvements, discoveries, developments, devices, models, prototypes, and works of authorship that are useful in the Field and that are conceived, developed or reduced to practice by Consultant during the term of this Agreement and outside of the scope of Services ("Related Inventions"). Consultant agrees to negotiate in good faith with TivaMed for the grant of a license to the Related Inventions and that he shall retain sufficient ownership of all Related Inventions to grant the foregoing license or require any assignee of Consultant's interest in any Related Invention to grant the foregoing license to TivaMed.

8. Further Assurances. Consultant agrees, promptly upon request of TivaMed, or any of its successors or assigns, to execute and deliver, without further compensation of any kind, any power of attorney, assignment, application for copyright, patent or other intellectual property right protection worldwide, or any other papers which may be necessary or desirable to fully secure to TivaMed, its successors and assigns, all right, title and interest in and to the Inventions, and to cooperate and assist in the prosecution of any opposition proceedings involving said rights and any adjudication of the same.

9. Term and Termination.

9.1 Term. This Agreement will commence on the Effective Date and shall continue until the earlier to occur of: (a) the date that is six (6) months after the closing of an initial public offering of the Company's stock; (b) the acquisition by a third party of all or substantially all of Company's business or assets whether by asset or stock acquisition, merger, consolidation or otherwise. This Agreement can be extended for two (2) years beyond (a) by Knowlton and may be renewed only upon the mutual written agreement of the parties made prior to its expiration.

9.2 Termination by Either Party for Material Breach. Either party may terminate this Agreement upon written notice to the other party if the other party materially breaches any term or condition of this Agreement and does not cure such breach within thirty (30) days after receiving written notice of the breach stating the non-breaching party's intent to terminate. In the event of any such termination TivaMed shall pay to Consultant the applicable Fees for any Services performed before the effective date of termination. A material breach by TivaMed shall result in an immediate vesting of all shares of TivaMed stock held by Consultant.

9.3 Termination by Consultant. Consultant may terminate this Agreement at any time for any reason, with or without cause. Consultant shall provide written notice to TivaMed at least ninety (90) days prior to termination under this section 9.3.

9.4 Effect of Expiration or Termination. Notwithstanding any expiration or termination of this Agreement, the following provisions shall survive: Articles 3, 4, 6, 7, 8 and 10, and Section 9.4. In the event of termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of TivaMed or Consultant.

10. Indemnification. TivaMed shall defend, indemnify and hold harmless Consultant from all losses (including reasonable attorney's fees and court costs) resulting from claims made against Consultant as a result of or otherwise relating to performance under this Agreement and the IP Assignment and License

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Agreement, with the understanding that this obligation shall not apply to loss or damage to the extent caused by the willful misconduct of Consultant or breach of this Agreement by Consultant.

11. Miscellaneous.

11.1 Assignment. TivaMed may assign any of its rights and delegate any of its obligations under this Agreement. Consultant may not assign or delegate, whether voluntarily or by operation of law, any of his rights or obligations under this Agreement, except with the prior written consent of TivaMed. This Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of its respective successors and assigns.

11.2 No Restrictions on Consultant Medical Practice. Nothing in this Agreement shall be interpreted or construed in any manner that will result in any restrictions on any practice of medicine by Consultant.

11.3 Notices. Any notice required or permitted under the terms of this Agreement or required by law must be in writing and must be delivered (a) in person, or (b) by first class registered mail, or air mail, as appropriate, posted and fully prepaid to the appropriate address set forth in the preamble to this Agreement. Notices will be considered to have been given at upon receipt. Either party may change its address for notice by notice to the other party given in accordance with this Section.

11.4 Governing Law. This Agreement will be interpreted and construed in accordance with the laws of the State of California and the United States of America, without regard to conflict of law principles. All disputes arising out of this Agreement will be subject to the exclusive jurisdiction of the state and federal courts located in Santa Clara County, California, and each party hereby consents to the personal jurisdiction thereof.

11.5 Construction. The captions and paragraph headings in the Agreement are for convenience and reference only and are not to be considered a part of the Agreement or to be used in determining the intent or content of the Agreement. This Agreement has been negotiated by the parties and their respective counsel. Accordingly, this Agreement will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party.

11.6 Severability. If any term, condition, or provision in this Agreement is found to be invalid, unlawful or unenforceable to any extent, the parties shall endeavor in good faith to agree to such amendments that will preserve, as far as possible, the intentions expressed in this Agreement. If the parties fail to agree on such an amendment, such invalid term, condition or provision will be severed from the remaining terms, conditions and provisions, which will continue to be valid and enforceable to the fullest extent permitted by law.

11.7 Waiver. Any waiver of the provisions of this Agreement or of a party's rights or remedies under this Agreement must be in writing to be effective. Failure, neglect, or delay by a party to enforce the provisions of this Agreement or its rights or remedies at any time, will not be construed as a waiver of such party's rights under this Agreement and will not in any way affect the validity of the whole or any part of this Agreement or prejudice such party's right to take subsequent action. No exercise or enforcement by either party of any right or remedy under this Agreement will preclude the enforcement by such party of any other right or remedy under this Agreement or that such party is entitled by law to enforce.

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11.8 Entire Agreement. This Agreement and the IP Assignment and License Agreement (including the Exhibits and any addenda hereto and thereto signed by the parties) contain the entire agreement of the parties with respect to the subject matter of this Agreement and supersede all previous communications, representations, understandings and agreements, either oral or written, between the parties with respect to said subject matter. This Agreement may not be amended, except by a writing signed by both parties.

11.9 Counterparts. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party. The original signature copy shall be delivered to the other party by express overnight delivery. The failure to deliver the original signature copy and/or the non-receipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

TivaMed, Inc.	Edward W. Knowlton, MD
[signature]	
Signature	Signature
Jonathan Parmer	
Printed Name	Printed Name
President CEO	
Title	
2/10/06	
Date	Date

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07/09/2005 14:54 7770039 LINDA KNOWLTON PAGE 02

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

TivaMed, Inc.	Edward W. Knowlton MD
Signature	Edward W. Knowlton MD (signature) Signature
Printed Name	EDWARD W. KNOWLTON MD Printed Name
Title	
Date	2/10/06 Date

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EXHIBIT A

1. Description of Services:

Consultant shall provide TivaMed with consulting services regarding transmucosal rejuvenation of the vagina, or any transmucosal vaginal application, where "transmucosal" means through a mucosal surface.

2. Reporting:

Consultant shall report his progress in performing Services under this agreement at the request of TivaMed's President who, as of the Effective Date, is _______________.

3. Fees:

In consideration for performance of the Services, Consultant shall be paid the following fees:

Calendar Month during the Term of this Agreement	Fee per Such Calendar Month
Each calendar month during the term of this Agreement.	$8,350

Such fees shall be paid to Consultant within thirty (30) days after the end of the calendar month during which the Services were performed by Consultant, such payment of fees commencing for the calendar month that includes the Effective Date.

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FIRST AMENDMENT TO THE INTELLECTUAL PROPERTY ASSIGNMENT AND LICENSE AGREEMENT

This First Amendment to the Intellectual Property Assignment and License Agreement ("Amendment 1"), entered into as of May 22, 2006 (the "Amendment 1 Date") is entered into by and between TivaMed, Inc., a Delaware corporation, with its principal place of business at 900 Welch Road, Palo Alto, CA 94304 ("TivaMed"), and Edward W. Knowlton, an individual residing at 124 Delissa Court, Stateline, Nevada 89449 ("Knowlton").

RECITALS

WHEREAS, TivaMed and Knowlton entered into that certain Intellectual Property Assignment and License Agreement (the "Agreement") effective as of February 10, 2006; and

WHEREAS, the parties now wish to amend Original IPAL Agreement with this Agreement as set forth herein below.

NOW THEREFORE, in consideration of the covenants and conditions contained herein and other good and valuable consideration the sufficiency and receipt of which is hereby acknowledged, the parties hereby agree to the following:

Amendment

1.        AMENDMENT. The definition of "Field" (Section 1.1) of the Ageement is hereby deleted in its entirety and replaced by the following:

1.1 "Field" means, with respect to the Transferred Property, transmucosal rejuvenation of the vagina or vulva, or any transmucosal vaginal or vulvar application, where "transmucosal" means through a mucosal surface. Field shall exclude one or more of transcutaneous and percutaneous modification of tissue of the female vulva. Field shall exclude one or more of transmucosal, permucosal, transcutaneous, and percutaneous modification of biological tissue other than tissue of the vagina or vulva. Field shall specifically exclude without limitation one or more of the following: transcutaneous contraction, remolding, and ablation of human tissue by applying energy through a skin surface; transmucosal thermal tightening of tissue in the gastrointestinal tract and head and neck. Field shall also exclude without limitation any invasive electrosurgical devices deployed through a surgical incision including guided electrosurgical devices.

2.        EFFECT. Except as specifically amended by this Amendment 1, the Agreement shall remain in full force and effect and, as amended , is hereby ratified, confirmed and approved. No provision of this Amendment 1 may be modified or amended except expressly in a writing signed by both parties nor shall any terms be waived except expressly in writing signed by the party charged therewith.

IN WITNESS WHEREOF, the parties have executed this Amendment 1 as of the Amendment 1 Date.

TivaMed, Inc.	Edward W. Knowlton MD

/s/ Jonathan Parmer	/s/ Edward W. Knowlton MD
Signature	Signature

Jonathan Parmer	Edward W. Knowlton MD
Printed Name	Printed Name

President & CEO
Title

SECOND AMENDMENT TO THE INTELLECTUAL PROPERTY ASSIGNMENT AND LICENSE AGREEMENT

This Second Amendment to the Intellectual Property Assignment and License Agreement ("Amendment 2") is entered into as of July 20, 2007 (the "Amendment 2 Date") by and between TivaMed Inc., a Delaware corporation ("TivaMed") and Edward W. Knowlton, an individual ("Knowlton").

RECITALS

WHEREAS, TivaMed and Knowlton entered into that certain Intellectual Property Assignment and License Agreement effective as of February 10, 2006, and which was subsequently amended by the parties by Amendment 1, dated May 22, 2006, (the foregoing agreement, as amended shall be referred to herein as the "Agreement"); and,

WHEREAS, the parties now wish to amend the Agreement in accordance with the terms set forth herein below.

NOW, THEREFORE, in consideration of the covenants and conditions contained herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereby agree to the following:

AMENDMENT

1.	Capitalized terms not specifically defined herein shall have the meaning set forth in the Agreement.

2.

The License Grant in Section 3 of the Agreement shall be exclusive to TivaMed, even as to Knowlton. Knowlton's ownership of the Knowlton Intellectual Property Rights and Knowlton Technology shall be subject to the licenses granted by Knowlton under the Agreement.

3.

The phrase, "In consideration of the sale, assignment, transfer, release, and conveyance and other obligations of Knowlton under this Agreement," at the beginning of Section 4 of the Agreement is hereby deleted in its entirety.

4.	The provisions of Section 4.2 are hereby deleted in their entirety and the following shall be inserted under Section 4.2: "[Intentionally omitted] ".

5.

The phrase, "In consideration of the sale, assignment, transfer, release, and conveyance and other obligations of Knowlton under this Agreement," at the beginning of Section 5 of the Agreement is hereby deleted in its entirety.

6.

The following shall be added after the second sentence of Section 11.2 (No Restrictions on Knowlton Medical Practice): "Notwithstanding any provision of this Agreement to the contrary, Knowlton may not assign within the Field any of the rights granted to him pursuant to this Section 11.2."

7.

Except as specifically amended by this Amendment 2, the Agreement shall remain in full force and effect and, as amended hereunder, the Agreement is hereby ratified, confirmed, and approved by the parties. No provision of this Amendment 2 may be modified or amended except in a writing signed by both parties, nor shall any terms be waived except as expressly set forth in a writing signed by the party charged therewith.

8.

If there is any inconsistency or conflict between this Amendment 2 and the terms of the Agreement, then the terms of this Amendment 2 shall control with respect to such inconsistency or conflict. Any dispute arising in connection with this Amendment 2 shall be resolved in accordance with the dispute resolution procedures set forth in the Agreement.

IN WITNESS WHEREOF, the parties, through their authorized representatives, have executed this Amendment 2 as of the Amendment 2 Date.

TivaMed Inc.	Edward W. Knowlton, M.D.

/s/ Jonathan Parmer	/s/ Edward W. Knowlton, M.D.
Signature	Signature

Jonathan Parmer
Printed Name

President and CEO
Title